Exhibit 99.1

                   National Beverage Corp. Reports
                        First Quarter Results


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Sept. 6, 2007--National Beverage Corp. (NASDAQ:FIZZ) today reported financial results for its first quarter ended July 28, 2007:

    --  Revenues were $151.8 million and

    --  Net Income was $7.2 million or $.16 per share

    "Despite continued double-digit growth of our Rip It energy drink and solid gains from LaCroix water and our juice lines, margins were adversely affected by the unprecedented raw material cost increases of the last several quarters, some of which were up more than 20% - 40% over the same period last year," stated Chairman and Chief Executive Officer, Nick A. Caporella. "After initiating several price increases to mitigate these rising costs, some customers were slow to accept the latest increases, resulting in a disruption to our summer promotional calendar. Additionally, carbonated soft drink volume for the prior year includes non-company products that we elected to discontinue later in the year."

    "Comparisons to last year are difficult because first quarter results for FY 2007 were a record for the company, but, nevertheless, I am extremely disappointed with this year's performance. While raw material pricing remains volatile, current cost and volume trends are more positive. Current consumer trends and a more bargain-oriented spender have required the company to become more innovative, thus mitigating any impact to our business and operating results. Some of this innovation is apparent in our second quarter performance to date and we are focused on trying to make FY 2008 another great year," continued Caporella.

    "Opportunities for external growth are also being pursued, including several alternatives designed to leverage our hybrid distribution system and national manufacturing platform. Our balance sheet remains strong...even after returning nearly $114 million to shareholders in the last 39 months," concluded Caporella.

    National Beverage is highly innovative, making it unique as a pace-setter in the changing soft-drink industry. Its lineup of refreshment products consisting of - Energy Drinks and Fortified Powders, Vitamin Enhanced juices and waters, and new-to-come beverage supplements are geared toward the lifestyle/health-conscious consumer.

    Shasta(R) - Faygo(R) - Everfresh(R) and LaCroix(R) are aligned with Rip It(R) and Rip It Chic(TM) energy products to make National Beverage . . . America's Flavor--Favorite - soft-drink company.

    Fun, Flavor and Vitality . . . the National Beverage Way



                       National Beverage Corp.
           Consolidated Results for the Three Months Ended
                   July 28, 2007 and July 29, 2006
               (in thousands, except per share amounts)

                                                    Three Months Ended
                                                    ------------------
                                                    July 28,  July 29,
                                                      2007      2006
                                                    --------- --------

Net Sales                                            $151,764 $150,136
                                                    ========= ========

Net Income                                           $  7,185 $  9,759
                                                    ========= ========

Net Income Per Share (a):
    Basic                                            $    .16 $    .21
                                                    ========= ========
    Diluted                                          $    .16 $    .21
                                                    ========= ========


Average Common Shares Outstanding (a):
    Basic                                              45,812   45,733
                                                    ========= ========
    Diluted                                            46,123   46,054
                                                    ========= ========


(a) Net Income per share and average common shares outstanding amounts are adjusted for the 20% stock dividend distributed on June 22, 2007.


    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, Office of the Chairman, 954-581-0922